                              INVESTMENT AGREEMENT

        INVESTMENT AGREEMENT (this "AGREEMENT"), dated as of April 23, 2002 by and between NESS ENERGY INTERNATIONAL, INC., a Washington corporation (the
"Company"), and the undersigned investor (the "Investor").

        WHEREAS, the parties have agreed the Investor shall purchase up to twenty million dollars ($20,000,000) of the Company's common stock, no par value per share (the "COMMON STOCK");

        WHEREAS, such purchase is made in reliance upon the provisions of Section
4(2) under the Securities Act of 1933, as amended (the "1933 Act "), Rule 506 of
Regulation D, and the rules and regulations promulgated thereunder, and/or upon such other exemption(s) from the registration requirements of the 1933 Act as may be available with respect to any or all of the purchases of Common Stock to be made hereunder; and

        WHEREAS, contemporaneously with the execution and delivery of this
Agreement, the parties hereto are executing and delivering a Registration Rights
Agreement substantially in the form attached hereto as Exhibit A (the
"Registration Rights Agreement ") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws;

        NOW THEREFORE, the Company and the Investor hereby agree as follows:

1.   DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings specified or  indicated,  and such meanings  shall be equally  applicable to the singular and plural forms of the defined terms:

"1933 ACT" shall mean the Securities Act of 1933, as amended.

"1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

"AFFILIATE" shall have the meaning specified in Section 5(h).

"AGREED UPON PROCEDURES REPORT" shall have the meaning specified in Section 2(o).

"AGREEMENT" shall mean this Investment Agreement.

"BUY-IN" shall have the meaning specified in Section 6.

"BUY-IN ADJUSTMENT AMOUNT" shall have the meaning specified in Section 6.

"CLOSING" shall have the meaning specified in Section 2(h).

"CLOSING DATE" shall mean, as defined in Section 2(h), the date which is the eighth (8th) Trading Day following the Put Notice Date.

"COMMON STOCK" shall mean the Common Stock of the Company.

"CONTROL" or "CONTROLS" shall have the meaning specified in Section 5(h).

"COVERING SHARES" shall have the meaning specified in Section 6.

"EFFECTIVE DATE" shall mean the date the Securities and Exchange Commission declares  effective the Registration Statement covering the transactions described in the Agreement.

"ENVIRONMENTAL LAWS" shall have the meaning specified in Section 4(m).

"ESCROW AGENT" shall mean Joseph B. LaRocco.

"ESCROW AGREEMENT" shall mean the Escrow Agreement entered into between the
Company,  Investor and Escrow Agent and attached as Exhibit C.

"EXECUTION DATE" shall mean the date all Transaction Documents are executed by the Company and Investor.

"INDEMNITEES" shall have the meaning specified in Section 10.

"INDEMNIFIED LIABILITIES" shall have the meaning specified in Section 10.

"INEFFECTIVE PERIOD" shall mean any period of time that the Registration
Statement or any Supplemental Registration Statement (as defined in the
Registration Rights Agreement) becomes ineffective or unavailable for use for the sale or resale, as applicable, of any or all of the Registrable
Securities (as defined in the Registration Rights Agreement) for any reason (or in the event the prospectus under either of the above is not current and deliverable) during any time period required under the Registration Rights
Agreement.

"INVESTOR" shall mean the undersigned investor.

"MAJOR TRANSACTION" shall have the meaning specified in Section 2(g).

"MATERIAL ADVERSE EFFECT" shall have the meaning specified in Section 4(a).

"MATERIAL FACTS" shall have the meaning specified in Section 2(m).

"MAXIMUM COMMON STOCK ISSUANCE" shall have the meaning specified in Section 2(j).

"MINIMUM ACCEPTABLE PRICE" shall mean seventy-five percent (75%) of the Volume
Weighted Average Price of the Common Stock for the fifteen (15) trading days prior to the Put Notice Date.

"OPEN PERIOD" shall mean the period beginning on and including the Trading Day immediately following the Effective Date and ending on the earlier of (i) the date which is thirty-six (36) months from the Effective Date and (ii)
termination of the Agreement in accordance with Section 9.

"PAYMENT AMOUNT" shall have the meaning specified in Section 2(p).

"PARTIAL RELEASE FORM" shall have the meaning specified in Section 2(i).

"PRICING PERIOD" shall mean the period beginning on the Put Notice Date and ending on and including the date which is five (5) Trading Days after such Put
Notice Date.

"PRINCIPAL MARKET" shall have the meaning specified in Section 2(f).

"PROSPECTUS" shall mean the prospectus, preliminary prospectus and supplemental prospectus used in connection with the Registration Statement.

"PURCHASE AMOUNT" shall mean the total amount being paid by Investor on a particular Closing Date to purchase the Shares.

"PURCHASE PRICE" shall mean ninety-six percent (96%) of the average of the three
(3) lowest closing bid prices of the Company's Common Stock during the five (5)
Trading Days of the specified Pricing Period.

"PUT AMOUNT" shall mean, with respect to any single Put Notice, two hundred percent (200%) of the average daily volume for the twenty (20) Trading Days prior to the applicable Put Notice Date multiplied by the average of the three (3) closing bid prices immediately preceding the Put Notice Date, but in no event less than fifteen thousand dollars ($15,000).

"PUT NOTICE" shall mean a written notice sent to the Investor by the Company stating the Put Amount of Shares the Company intends to sell to the Investor pursuant to the terms of the Agreement and stating the current number of Shares issued and outstanding on such date.

"PUT NOTICE DATE" shall mean the Trading Day immediately following the day on which the Investor receives a Put Notice, however a Put Notice shall be deemed delivered on (x) the Trading Day it is received by facsimile or otherwise by the
Investor if such notice is received prior to 12:00 noon Eastern Time (receipt being deemed to occur if the Company possess a facsimile confirmation showing completed transmission by such time), or (y) the immediately succeeding Trading
Day if it is received by facsimile or otherwise after 12:00 noon Eastern Time on a Trading Day (receipt being documented as described in (x) above). No Put
Notice may be deemed delivered on a day that is not a Trading Day.

"REGISTRATION OPINION" shall have the meaning specified in Section 2(m).

"REGISTRATION OPINION DEADLINE" shall mean the date that is three (3) Trading
Days prior to each Put Notice Date.

"REGISTRATION PERIOD" shall have the meaning specified in Section 5(c).

"REGISTRATION RIGHTS AGREEMENT" shall mean the Agreement entered into by the
Company with Investor for the registration of this transaction.

"REGISTRATION STATEMENT" means the registration statement of the Company filed under the 1933 Act covering this transaction.

"REPURCHASE EVENT" shall have the meaning specified in Section 2(p).

"RESOLUTION" shall have the meaning specified in Section 8(f).

"SEC" shall mean the U. S. Securities & Exchange Commission.

"SEC DOCUMENTS" shall have the meaning specified in Section 4(f).

"SECURITIES" shall mean the shares of Common Stock issued pursuant to the terms of the Agreement.

"SHARES" shall mean the shares of common stock of the Company having no par value.

"SOLD SHARES" shall have the meaning specified in Section 6.

"SUBSIDIARIES" shall have the meaning specified in Section 4(a).

"TRADING DAY" shall mean any day on which the Principal Market for the Company's common stock is open for trading.

"TRANSACTION DOCUMENTS" shall mean the Agreement, Registration Rights Agreement,
Escrow Agreement and each of the other agreements entered into by the parties hereto in connection with the Agreement.

"VALUATION EVENT" shall have the meaning specified in Section 2(k).

"VOLUME WEIGHTED AVERAGE PRICE" shall be as reported by Bloomberg Financial
Markets ("BLOOMBERG"), or if not available through Bloomberg because of delisting, then the average of the bid prices of any market makers for the
Company's Common Stock as reported in the "pink sheets" by the National
Quotation Bureau, Inc.

2.       PURCHASE AND SALE OF COMMON STOCK.

         a.       Purchase and Sale of Common Stock.  The Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, up to that number of Shares having an aggregate Purchase Price of twenty million dollars ($20,000,000) over a period of three (3) years from the Effective Date.

                  The Investor specifically acknowledges that, subject to such limitations as are expressly set forth in the Transaction Documents, its obligation to purchase shares of Common Stock upon purchases pursuant to this
Agreement is absolute and unconditional.

         b.       Delivery of Put Notices.  From time to time during the Open
Period the Company may, in its sole discretion, deliver a Put Notice to the
Investor which states the Put Amount of Shares which the Company intends to sell to the Investor during the Pricing Period. In addition, the Put Amount designated by the Company in a Put Notice shall be equal to two hundred percent
(200%) of the average daily volume for the twenty (20) Trading Days prior to the applicable Put Notice Date multiplied by the average of the three closing bid prices immediately preceding the Put Notice Date, but in no event less than fifteen thousand dollars ($15,000). Once the Put Notice is received by the
Investor the Put Notice shall not be terminated by the Company, except pursuant to this Section 2(b). During the Open Period, the Company shall not be entitled to submit another Put Notice until after the previous closing has been completed and there is a minimum of eight (8) Trading Days between Put Notices. The
Purchase Price shall be equal to ninety-six percent (96%) of the average of the three (3) lowest closing bid prices of the Company's Common Stock during the specified Pricing Period.

         The Company shall, in its sole discretion, be entitled to terminate the balance of the current Put Notice, if the closing bid price during the applicable Pricing Period with respect to that Put Notice is less than seventy-five percent (75%) of the Volume Weighted Average Price for the fifteen
(15) Trading Day period immediately preceding such Put Notice Date ("MINIMUM
ACCEPTABLE PRICE"). In the event that the closing bid price for the applicable
Pricing Period is less than the Minimum Acceptable Price, the Company may elect, by sending written notice to the Investors via facsimile, to cancel that portion of the Put Notice remaining for that number of Trading Days remaining after the written cancellation notice is deemed received by the Investor. The written cancellation notice shall be deemed received by the Investor on (i) the Trading
Day it is received by facsimile, or otherwise on that day or the immediate next
Trading Day as determined by the Investor if such notice is received on or prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile after 12:00 noon New York time on a Trading Day or at anytime on a day which is not a Trading Day. The Company shall still be responsible however, for delivering that number of shares of Common Stock to the
Escrow Agent that were purchased and sold by the Investor through and including the end of the Trading Day the written cancellation notice is deemed received by the Investor.

         c.       Interest. It is the  intention of the parties that interest that may be payable under this Agreement shall not exceed the maximum amount permitted under any applicable law. If a law, which applies to this Agreement, which sets the maximum interest amount, is finally interpreted so that the interest in connection with this Agreement exceeds the permitted limit, then:
(1) any such interest shall be reduced by the amount necessary to reduce the interest to the permitted limit; and (2) any sums already collected (if any)
from the Company which exceed the permitted limit will be refunded to the
Company. The Investor may choose to make this refund by reducing the amount that the Company owes under this Agreement or by making a direct payment to the
Company. If a refund reduces the amount that the Company owes the Investor, the reduction will be treated as a partial payment. In case any provision of this
Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

         d.       Investor's Obligation to Purchase Shares. Following the
Investor's receipt of a Put Notice, the Investor shall be required to purchase from the Company, during the related Pricing Period, that number of Shares having an aggregate Purchase Price equal to the lesser of (i) fifteen percent
(15%), or up to twenty percent (20%) in the Company's sole discretion and pursuant to written notice, of the aggregate daily U.S. trading volume
[excluding block trades of fifty thousand (50,000) shares or more] during the applicable Pricing Period times (x) ninety-six percent (96%) of the average of the three (3) lowest closing bid prices of the Company's Common Stock during the specified Pricing Period or (ii) the Put Amount set forth in the Put Notice, but only if said Shares bear no restrictive legend, are not subject to stop transfer instructions and are being held in escrow, pursuant to Section 2(h), prior to the applicable Closing Date.

         e.       Limitation on Investor's Obligation to Purchase Shares.
Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be required to purchase, and the Company shall in no event sell to the Investor, that number of Shares, which when added to the sum of the number of Shares beneficially owned [as such term is defined under Section 13(d) and
Rule 13d-3 of the Securities Exchange Act of 1934, as may be amended, (the "1934
ACT")], by the Investor, would exceed nine percent (9.0%) of the number of
Shares outstanding on the Put Notice Date for such Pricing Period, as determined in accordance with Rule 13d-1(j) under the 1934 Act. In no event shall the
Investor purchase Shares of the Common Stock other than pursuant to this
Agreement until such date as this Agreement is terminated. Each Put Notice shall include a representation of the Company as to the number of Shares of Common
Stock outstanding on the related Put Notice Date as determined in accordance with Section 13(d) of the 1934 Act. In the event that the number of Shares of
Common Stock outstanding as determined in accordance with Section 13(d) of the
1934 Act is different on any date during a Pricing Period than on the Put Notice
Date associated with such Pricing Period, then the number of Shares of Common
Stock outstanding on such date during such Pricing Period shall govern for purposes of determining whether the Investor would be acquiring beneficial ownership of more than nine percent (9.0%) of the number of Shares of Common
Stock outstanding during such period.

         f.       Conditions to Investor's Obligation to Purchase Shares.
Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to deliver a Put Notice and require the Investor to purchase any
Shares at a Closing [as defined in Section 2(h)]unless each of the following conditions are satisfied:

                  (i) a Registration Statement shall have been declared
                      effective and shall remain effective and available for the resale of all the Registrable Securities (as defined in
                      the Registration Rights Agreement) at all times during the
                      Pricing Period;

                  (ii) at all times during the period  beginning on the related
                       Put Notice Date and ending on and including the related
                       Closing Date, the Common Stock shall have been listed on
                       The American Stock Exchange, Inc. or The New York Stock
                       Exchange, Inc. or designated on the Nasdaq National
                       Market, The Nasdaq SmallCap Market, or the National
                       Association of Securities Dealer's, Inc. OTC electronic
                       bulletin board (the "PRINCIPAL MARKET") and shall not
                       have been suspended from trading thereon for a period of
                       five (5) consecutive Trading Days during the Open Period
                       and the Company shall not have been notified of any
                       pending or threatened proceeding or other action to
                       delist or suspend the Common Stock;

                  (iii) the Company is not in material breach of a material
                        provision, of this Agreement, the registration Rights
                        Agreement or any other agreement executed in connection
                        herewith which has not been materially corrected prior
                        to delivery of the Put Notice Date; and

                  (iv)  no injunction shall have been issued, or action
                        commenced by a governmental authority, prohibiting the
                        purchase or the issuance of the Common Stock.

                  If any of the events described in clauses (i) through (iv)
                  above occurs during a Pricing Period, then the Investor shall have no obligation to purchase the Put Amount of Common Stock set forth in the applicable Put Notice.

         g.       For purposes of this Agreement, a "MAJOR TRANSACTION" shall be deemed to have occurred at the closing of any of the following events: (i)
the consolidation, merger or other business combination of the Company with or into another person (other than pursuant to a migratory merger effected solely for the purposes of changing the jurisdiction of incorporation of the Company)
(ii) the sale or transfer of all or substantially all of the Company's assets;
or (iii) the consummation of a purchase, tender or exchange offer made to, and accepted by, the holders of more than thirty percent (30%) of the economic interest in, or the combined voting power of all classes of voting stock of, the
Company. The occurrence of a Major Transaction shall not terminate this
Agreement or alter the obligation of the Investor to honor this Agreement or excuse Investor from purchasing shares hereunder.

         h.       Mechanics of Purchase of Shares by Investor.  Subject to the
satisfaction of the conditions set forth in Sections 2(f), 7 and 8, the closing of the purchase by the Investor of Shares (a "CLOSING") shall occur on the date which is eight (8) Trading Days following the Put Notice Date (a "CLOSING
DATE"). Prior to each Closing Date, (i) the Company shall deliver to the Escrow
Agent pursuant to the Escrow Agreement, annexed hereto as Exhibit C or as otherwise executed between the parties and joined in by the Escrow Agent, certificates representing the Shares to be issued to the Investor on such date and registered in the name of the Investor or deposit such Shares into the account(s) [with the Investor receiving confirmation that the Shares are in such account(s)]designated by the Investor for the benefit of the Investor and (ii)
the Investor shall deliver to the Escrow Agent the Purchase Price to be paid for such Shares (after receipt of confirmation of delivery of such Shares), determined as aforesaid, by wire transfer. In lieu of delivering physical certificates representing the Common Stock and provided that the Escrow Agent first receives the applicable purchase payment and provided further that the
Transfer Agent then is participating in The Depository Trust Company ("DTC")
Fast Automated Securities Transfer ("FAST") program, upon request of the
Investor, the Company shall use its commercially reasonable efforts to cause the
Transfer Agent to electronically transmit the shares of Common Stock by crediting the account of the Investor's prime broker (which shall be specified by Investor a reasonably sufficient time in advance) with DTC through its
Deposit Withdrawal Agent Commission ("DWAC") system, and provide proof satisfactory to the Escrow Agent of such delivery.

                           i.       Intentionally Deleted.

         j.       Overall Limit on Common Stock Issuable. Notwithstanding
anything contained herein to the contrary, if during the Open Period the Company becomes listed on an exchange that limits the number of shares of Common Stock that may be issued without shareholder approval, then the number of Shares issuable by the Company and purchasable by the Investor, including the shares of
Common Stock issuable to the Investor pursuant to Section 11(b), shall not exceed that number of the shares of Common Stock that may be issuable without shareholder approval, subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalization affecting the Common
Stock (the "MAXIMUM COMMON STOCK ISSUANCE"), unless the issuance of Shares, including any Common Stock to be issued to the Investor pursuant to Section
11(b), in excess of the Maximum Common Stock Issuance shall first be approved by the Company's shareholders in accordance with applicable law and the By-laws and
Articles of Incorporation of the Company, if such issuance of shares of Common
Stock could cause a delisting on the Principal Market. The parties understand and agree that the Company's failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Shares hereunder or the Investor's obligation in accordance with the terms and conditions hereof to purchase a number of Shares in the aggregate up to the Maximum Common Stock Issuance limitation, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation provided in this Section 2(j).

         k.       "VALUATION EVENT" shall mean an event in which the Company at any time during a "Pricing Period" takes any of the following actions:

                  (i)      subdivides or combines its Common Stock;

                  (ii)     pays a dividend in Common Stock or makes any other
                           distribution of its Common Stock, except for
                           dividends paid with respect to the Preferred Stock;

                  (iii)    issues any options or other rights to subscribe for
                           or purchase Common Stock and the price per share for
                           which Common Stock may at any time  thereafter  be
                           issuable pursuant to such options or other rights
                           shall be less than 70 percent of the bid price in
                           effect immediately prior to such issuance;

                  (iv)     issues any securities convertible into or
                           exchangeable for Common Stock and the consideration
                           per share for which shares of Common Stock may at any
                           time thereafter be issuable pursuant to the terms of
                           such convertible or exchangeable securities shall be
                           less than 70% of  the bid price in effect immediately
                           prior to such issuance;

                  (v)      issues shares of Common Stock otherwise than as
                           provided in the foregoing subsections (i) through (iv),
                           at a price per share less, or for other consideration
                           lower, than the bid price in effect immediately prior
                           to such issuance, or without consideration;

                  (vi)     makes a distribution  of its assets or evidences of
                           indebtedness to the holders of Common  Stock as a
                           dividend in liquidation or by way of return of
                           capital or other than as a dividend  payable out of
                           earnings or surplus legally  available for dividends
                           under applicable law or any distribution to such
                           holders made in respect of the sale of all or
                           substantially all of the Company's assets [other than
                           under the circumstances provided for in the foregoing
                           subsections (i) through (v)]; or

                  (vii)    takes any action affecting the number of shares of
                           Common Stock outstanding, other than an action
                           described in any of the foregoing subsections (i)
                           through (vi) hereof, inclusive,  which in the opinion
                           of the Company's Board of Directors, determined in
                           good faith, would have a materially adverse effect
                           upon the rights of Investor at the time of a Put
                           Notice is delivered to Investor.

         l.       The  Company agrees that it shall not take any action that would result in a Valuation Event occurring during a Pricing Period.

         m.       Accountant's Letter and Registration Opinion.  Whenever
reasonably requested by Investor, the Company shall cause to be delivered to the
Investor, on or prior to each Registration Opinion Deadline, an opinion of the
Company's independent counsel (the "REGISTRATION OPINION"), addressed to the
Investor stating, inter alia if reasonable and acceptable to such counsel, that no material facts ("MATERIAL FACTS") have come to such counsel's attention that have caused it to believe that the Registration Statement is subject to an
Ineffective Period or to believe that the Registration Statement, any supplemental Registration Statement (as each may be amended, if applicable), and any related prospectuses, contain an untrue statement of material fact or omits a material fact required to make the statements contained therein, in light of the circumstances under which they were made, not misleading. If a Registration
Opinion cannot be delivered by the Company's independent counsel to the Investor on the Registration Opinion Deadline due to the existence of Material Facts or an Ineffective Period, the Company shall promptly notify the Investor and as promptly as possible amend each of the Registration Statement and any supplemental Registration Statements, as applicable, and any related prospectus or cause such Ineffective Period to terminate, as the case may be, and deliver such Registration Opinion and updated prospectus as soon as possible thereafter.
If at any time after a Put Notice shall have been delivered to Investor but before the related Closing Date, the Company acquires knowledge of such Material
Facts or any Ineffective Period occurs, the Company shall promptly notify the
Investor.

         o.        Procedure if Material Facts are Reasonably believed to be
untrue or are omitted. In the event after such consultation the Investor or the
Investor's counsel reasonably believes that the Registration Statement contains an untrue statement or a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading, (i) the Company shall file with the SEC an amendment to the
Registration Statement responsive to such alleged untrue statement or omission and provide the Investor, as promptly as practicable, with copies of the
Registration Statement and related Prospectus, as so amended, or (ii) if the
Company disputes the existence of any such material misstatement or omission,
(x) the Company's independent counsel shall provide the Investor's counsel with a Registration Opinion and (y) in the event the dispute relates to the adequacy of financial disclosure and the Investor shall reasonably request, the Company's independent auditors shall provide to the Company a letter ("Agreed Upon
Procedures Report") outlining the performance of such "agreed upon procedures"
as shall be reasonably requested by the Investor and the Company shall provide the Investor with a copy of such letter.

         p.       Delisting; Suspension. If at any time during the Open Period or within thirty (30) calendar days after the end of the Open Period, (i) the
Registration Statement, after it has been declared effective, shall not remain effective and available for sale of all the Registrable Securities, (ii) the
Common Stock shall not be listed on the Principal Market or shall have been suspended from trading thereon (excluding suspensions of not more than one trading day resulting from business announcements by the Company) or the Company shall have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock, (iii) there shall have occurred a Major
Transaction (as defined in Section 2(g)) or the public announcement of a pending
Major Transaction which has not been abandoned or terminated, or (iv) the
Registration Statement is no longer effective or stale for a period of more than five (5) Trading Days as a result of the Company to timely file its financials, the Company shall repurchase within thirty (30) calendar days of the occurrence of one of the events listed in clauses (i), (ii), (iii) or (iv)above (each a
"REPURCHASE EVENT") and subject to the limitations imposed by applicable federal and state law, all or any part of the Shares issued to the Investor within the sixty (60) Trading Days preceding the occurrence of the Repurchase Event and then held by the Investor at a price per Share equal to the highest Volume
Weighted Average Price during the period beginning on the date of the Repurchase
Event and ending on and including the date on which the Investor is paid by the
Company for the repurchase of the Shares (the "PAYMENT AMOUNT"). If the Company
fails to pay to the Investor the full aggregate Payment Amount within ten (10)
calendar days of the occurrence of a Repurchase Event, the Company shall pay to the Investor, on the first Trading Day following such tenth (10th) calendar day, in addition to and not in lieu of the Payment Amount payable by the Company to the Investor an amount equal to two percent (2%) of the aggregate Payment Amount then due and payable to the Investor, in cash by wire transfer, plus compounded annual interest of eighteen percent (18%) on such Payment Amount during the period, beginning on the day following such tenth calendar day, during which such Payment Amount, or any portion thereof, is outstanding.

3.       INVESTOR'S REPRESENTATIONS AND WARRANTIES.

         The Investor represents and warrants to the Company that:

         a.       Sophisticated Investor. The Investor has such knowledge,
sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the
Securities.

         b.       Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

         c.       Section  9 of the 1934 Act. During the Open Period, the
Investor will comply with the provisions of Section 9 of the 1934 Act, and the rules promulgated thereunder, with respect to transactions involving the Common
Stock.

         d.       Accredited Investor. Investor is an "Accredited Investor" as
that term is  defined  in Rule 501(a)(3) of Regulation D of the 1933 Act.

         e.       No Conflicts. The execution, delivery and performance of the
Transaction Documents by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation or the By-laws or (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Investor or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Investor or any of its Subsidiaries or by which any property or asset of the Investor or any of its
Subsidiaries is bound or affected. The business of the Investor and its
Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect.

         f.       Sales During the Pricing Period. The Investor represents and warrants that it shall not effect any sales of the Company's Common Stock after
3:45 p.m. New York City time during any Pricing Period.

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Except as set forth in the Schedules attached hereto, the Company represents and warrants to the Investor that:

         a.       Organization and Qualification.  The Company and its
"SUBSIDIARIES" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) (a complete list of which is set forth in Schedule 4(a)) are corporations duly organized and validly existing in good standing under the laws of the respective jurisdictions of their incorporation, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT"
means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the
Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined in Section 1 and
4(b)below).

         b.       Authorization; Enforcement; Compliance with Other Instruments.
(i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Escrow
Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS"), and to issue the Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction
Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the reservation for issuance and the issuance of the Shares pursuant to this Agreement, have been duly and validly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of
Directors, or its shareholders, (iii) the Transaction Documents have been duly and validly executed and delivered by the Company, and (iv) the Transaction
Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         c.       Capitalization. The authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock, of which approximately
57,784,235 shares are issued and outstanding as of December 1, 2001, and 10,000 shares of Preferred Stock of which none are issued and outstanding as of
September 30, 2001. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 4(c) which is attached hereto and made a part hereof or in its filings with the SEC, (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its
Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the
Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration
Rights Agreement), (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the
Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement,
(vii) the Company does not have any stock appreciation rights or "phantom stock"
plans or agreements or any similar plan or agreement and (viii) there is no dispute as to the class of any shares of the Company's capital stock. The
Company has furnished to the Investor, or the Investor has had access through
EDGAR to, true and correct copies of the Company's Articles of Incorporation, as in effect on the date hereof (the "ARTICLES OF INCORPORATION"), and the
Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

         d.       Issuance of Shares. A sufficient number of Shares issuable pursuant to this Agreement has been duly authorized and reserved for issuance
(subject to adjustment pursuant to the Company's covenant set forth in Section
5(f) below) pursuant to this Agreement. Upon issuance in accordance with this
Agreement, the Securities will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. In the event the Company cannot register a sufficient number of Shares, due to the remaining number of authorized shares of Common Stock being insufficient, the
Company will use its best efforts to register the maximum number of shares it can based on the remaining balance of authorized shares and will use its best efforts to increase the number of its authorized shares as soon as reasonably practicable.

         e.       No Conflicts. The execution, delivery and performance of the
Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation, any Certificate of Designations, Preferences
and Rights of any outstanding series of preferred stock of the Company or the
By-laws or (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default)
under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the Principal Market or principal securities exchange or trading market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 4(e), neither the Company nor its
Subsidiaries is in violation of any term of, or in default under, the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any
outstanding series of preferred stock of the Company or the By-laws or their organizational charter or by-laws, respectively, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in the aggregate have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect.

         f.       SEC Documents; Financial Statements. Since January 2001, the
Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the
"SEC DOCUMENTS"). The Company has delivered to the Investor or its representatives, or they have had access through EDGAR, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the
SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         g.       Absence of certain Changes. The Company has not taken any
steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

         h.       Absence of Litigation. Except as set forth in Schedule 4(h), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of its
Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's
Subsidiaries' officers or directors in their capacities as such, in which an adverse decision could have a Material Adverse Effect.

         i.       Acknowledgment Regarding Investor's Purchase of Shares.  The
Company acknowledges and agrees that the Investor is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction
Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the
Securities. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

         j.       No Undisclosed Events, Liabilities,  Developments or
Circumstances. No event, liability, development or circumstance has occurred or exists, or to its knowledge is contemplated to occur, with respect to the
Company or its Subsidiaries or their respective business, properties, assets, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

         k.       Regulatory Permits. The Company and its Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from the appropriate federal, state, local or foreign regulatory authorities and comparable foreign regulatory agencies, necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits which if not obtained, or such revocations or modifications which, would not have a Material Adverse Effect.

         l.       Internal Accounting Controls. The Company and each of its
Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         m.       Dilutive Effect.  The Company understands and acknowledges that the number of shares of Common Stock issuable upon purchases pursuant to this Agreement will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the Common
Stock declines during the period between the Effective Date and the end of the
Open Period. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The Board of Directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the
Transaction Documents, its obligation to issue shares of Common Stock upon purchases pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

         n.       Right of First Refusal. Concerning shares to be issued in a bona fide public offering by the Company of its securities (a "SUBSEQUENT
FINANCING"), the Company shall not, directly or indirectly, without prior written notice to Investor sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its Common Stock or securities convertible into Common
Stock for a period of one (1) year after the Effective Date, unless the Company delivers to Investor a written notice (the "SUBSEQUENT FINANCING NOTICE") of its intention to effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent
Financing, the amount of proceeds intended to be raised thereunder, the person with whom such Subsequent Financing shall be effected, and attached to which shall be a term sheet or similar document relating thereto.

         o.       Lock-up. The Company agrees to use its best efforts to have its officers, directors and affiliates refrain from selling Common Stock during each
Pricing Period.

         p.       No General  Solicitation. Neither the Company, nor any of its
affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D)
in connection with the offer or sale of the Common Stock offered hereby.

5.       COVENANTS OF THE COMPANY.

         a.       Blue Sky. The Company shall, at its sole cost and expense, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Investor at each of the Closings pursuant to this Agreement under applicable securities or "Blue Sky" laws of such states of the United States, as specified by Investor, and shall provide evidence of any such action so taken to the Investor on or prior to the Closing
Date. The Company shall, at its sole cost and expense, make all filings and reports relating to the offer and sale of the Securities required under the applicable securities or "Blue Sky" laws of such states of the United States following each of the Closing Dates.

         b.       Reporting Status. Until the earlier of (i) the first date
which is after the date this Agreement is terminated pursuant to Section 9 and on which the Holders (as that term is defined in the Registration Rights
Agreement) may sell all of the Securities acquired pursuant to this Agreement without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Holders shall have sold all the Securities issuable hereunder and (B) this Agreement has been terminated pursuant to Section 9 (the "REGISTRATION PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the
Company shall not terminate its status as a reporting company under the 1934
Act.

         c.       Use of  Proceeds.  The Company will use the proceeds from the sale of the  Shares  (excluding amounts paid by the Company for fees as set forth in the Transaction  Documents) for general  corporate and working capital purposes.

         d.       Financial  Information.  The Company  agrees to make available to the Investor via EDGAR or other electronic means the following to the
Investor during the Registration Period: (i) within five (5) Trading Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-KSB, its Quarterly Reports on Form 10-QSB, any Current Reports on Form 8-K and any
Registration Statements or amendments filed pursuant to the 1933 Act; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders and (iv) within two (2) calendar days of filing or delivery thereof, copies of all documents filed with, and all correspondence sent to, the
Principal Market, any securities exchange or market, or the National Association of Securities Dealers, Inc.

        e.        Reservation of Shares. Subject to the following sentence, the
Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common
Stock to provide for the issuance of the Securities hereunder. In the event that the Company determines that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance as described in this Section 5(f), the Company shall use its best efforts to increase the number of authorized shares of Common Stock by taking appropriate action which may include seeking shareholder approval for the authorization of such additional shares.

         f.       Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement)
upon the Principal Market and each other national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all
Registrable Securities from time to time issuable under the terms of the
Transaction Documents. The Company shall maintain the Common Stock's authorization for quotation on the Principal Market. Neither the Company nor any
of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal
Market (excluding suspensions of not more than one trading day resulting from business announcements by the Company). The Company shall promptly provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this
Section 5(g).

         g.        Affiliates. "AFFILIATE" when used in this Agreement, means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent or more equity interest in that person or entity, (ii) has ten percent or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "CONTROL" or "CONTROLS" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

         h.       Filing of Form 8-K. On or before the date which is three (3)
Trading Days after the Execution Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transaction contemplated by the Transaction Documents in the form required by the 1934 Act, if such filing is required.

         i.       Corporate Existence. The Company shall use its best efforts to preserve and continue the corporate existence of the Company.

         j.       Notice of Certain Events Affecting Registration; Suspension of
Right to Make a Put. The Company shall promptly notify Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of the Shares: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration
Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any
Registration Statement or the initiation of any proceedings for that purpose;
(iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such
Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to Investor any Put Notice during the continuation of any of the foregoing events.

         k.       Reimbursement. If (i) Investor, other than by reason of its gross negligence or willful misconduct or breach of this Agreement or violation of any law or regulation, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Investor is impleaded in any such action, proceeding or investigation by any person, or (ii) Investor, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Investor is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company will reimburse Investor for its reasonable legal and other expenses
(including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which Investor is a named party, the Company will pay to
Investor the charges, as reasonably determined by Investor, for the time of any officers or employees of Investor devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of Investor that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees, attorneys, accountants, auditors and controlling persons (if any), as the case may be, of
Investor and any such affiliate, and shall be binding upon and inure to the benefit of any successors of the Company, Investor and any such affiliate and any such person.

6.       Cover.

         If, the number of Shares represented by any Put Notice become restricted or are no longer freely trading for any reason, except if due to an act or inaction by Investor, and after the applicable Closing Date, the Investor purchases, in an open market transaction or otherwise, the Company's Common
Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Investor (the "Sold Shares"), which delivery such
Investor anticipated (prior to any knowledge of the impending restriction or loss of free tradability) to make using the Shares represented by the Put Notice
(a "Buy-In"), the Company shall pay to the Investor the Buy-In Adjustment Amount
(as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (a) the Investor's total purchase price (including brokerage commissions, if any) for the Covering Shares over (b) the net proceeds (after brokerage commissions, if any) received by the Investor from the sale of the
Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Investor in immediately available funds immediately upon demand by the Investor. By way of illustration and not in limitation of the foregoing, if the Investor purchases Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to the Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which the Company will be required to pay to the Investor will be $1,000.

7.       CONDITIONS OF THE COMPANY'S OBLIGATION TO SELL.

         The obligation hereunder of the Company to issue and sell the Shares to the Investor is further subject to the satisfaction, at or before each Closing
Date, of each of the following conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

         a.       The Investor shall have executed each of this  Agreement and the  Registration  Rights  Agreement and delivered the same to the Company.

         b.       The Investor shall have delivered to the Company the Purchase
Price for the Shares  being purchased  by the  Investor at the  Closing  (after receipt of  confirmation  of delivery of such  Shares) by wire transfer of immediately available funds pursuant to the wire instructions provided by the
Company.

         c.       The representations and warranties of the Investor shall be true and correct as of the date when made and as of the applicable Closing
Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to such Closing Date.

         d.       No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         e.       No Valuation Event shall have occurred since the applicable
Put Notice Date.

8.       FURTHER CONDITIONS OF THE INVESTOR'S OBLIGATION TO PURCHASE.

         The obligation of the Investor  hereunder to purchase Shares is subject to the satisfaction,  on or before each Closing Date, of each of the following conditions set forth below.

         a.       The Company shall have executed each of the  Transaction
Documents and delivered the same to the Investor.

         b.       The Common Stock shall be authorized for quotation on the
Principal Market and trading in the Common Stock shall not have been suspended by the Principal Market or the SEC, at any time beginning on the date hereof and through and including the respective Closing Date (excluding suspensions of not more than one Trading Day resulting from business announcements by the Company, provided that such suspensions occur prior to the Company's delivery of the Put Notice related to such Closing).

         c.       The Company shall not be in material breach of a material
promise or  representation  in this Agreement.

         d.       Investor shall have received an opinion letter of the Company's counsel  on or before the Execution Date in form satisfactory to the Company.

         e.       The Company shall have executed and delivered to the Escrow
Agent or Investor the certificates representing, or have executed electronic book-entry transfer of, the Shares, (in such denominations as such Investor shall request) being purchased by the Investor at such Closing.

         f.       The Board of Directors of the Company shall have adopted
resolutions consistent with Section 4(b)(ii) above and in a form reasonably acceptable to the Investor (the "RESOLUTIONS") and such Resolutions shall not have been amended or rescinded prior to such Closing Date.

         g.       No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         h.       The Registration Statement shall be effective on each Closing
Date and no stop order suspending the effectiveness of the Registration statement shall be in effect or shall be pending or threatened. Furthermore, on each Closing Date (i) neither the Company nor Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action),and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

         i.       There shall have been no filing of a petition in bankruptcy, either voluntarily or involuntarily, with respect to the Company and there shall not have been commenced any proceedings under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors, and there shall have been no calling of a meeting of creditors of the Company or appointment of a committee of creditors or liquidating agents or offering of a composition or extension to creditors by, for, with or without the consent or acquiescence of the Company.

         j.       If  applicable, the shareholders of the Company shall have approved the issuance of any Shares in excess of the Maximum Common Stock
Issuance in accordance with Section 2(j).

         k.       The conditions to such Closing set forth in Section 2(f) shall have been  satisfied on or before such Closing Date.

         l.       The Company shall have certified to the Investor the number of shares of Common Stock outstanding as of a date within five (5) Trading Days prior to such  Closing Date.

9.       TERMINATION.

         This Agreement shall terminate upon any of the following events:

         a.       when the Investor has purchased an aggregate of twenty million dollars ($20,000,000) in the Common Stock of the Company pursuant to this
Agreement; provided that the Company's representations, warranties and covenants contained in this Agreement insofar as applicable to the transactions consummated hereunder prior to such termination, shall survive the termination of this Agreement for the period of any applicable statute of limitations;

         b.       on the date which is thirty-six (36) months after the
Effective Date;

         c.       if the Company shall file or consent by answer or otherwise to the entry of an order for relief or approving a petition for relief, reorganization or arrangement or any other petition in bankruptcy for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or shall make an assignment for the benefit of its creditors, or shall consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, or shall be adjudicated a bankrupt or insolvent, or shall take corporate action for the purpose of any of the foregoing, or if a court or governmental authority of competent jurisdiction shall enter an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any substantial part of its property or an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law, or an order for the dissolution, winding up or liquidation of the Company, or if any such petition shall be filed against the Company;

         d.       if the Company shall enter into any other equity financing facility during the Open Period, other than in compliance with Section 4(n), or send written termination to Investor, as long as the termination is not during any Pricing Period;

         e.       the trading of the Common Stock is suspended by the SEC, the
Principal  Market or the NASD for a period of five (5) consecutive Trading Days during the Open Period;

         f.       the Company  shall not have filed with the SEC the initial
Registration Statement with respect to the resale of the Registrable
Securities in accordance with the terms of the initial Registration Rights
Agreement within sixty (60) calendar days of the date hereof or the
Registration Statement has not been declared effective within two hundred seventy (270) calendar days of the date hereof;

         g.       the Common Stock ceases to be registered under the 1934 Act or listed  or  traded  on the Principal Market; or

         h.       the Company requires shareholder approval under Nasdaq rules to issue additional shares and such approval is not obtained within sixty
(60) days from the date when the Company has issued its nineteen and nine-tenths percent (19.9%) maximum allowable shares.

Upon the occurrence of one of the above-described events, the Company shall send written notice of such event to the Investor.

10.      INDEMNIFICATION.

         In  consideration of the Investor's execution and delivery of this
Agreement and the Registration Rights Agreement and acquiring the Shares hereunder and in addition to all of the Company's other obligations under the
Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its shareholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement)
(collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such
Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the
"INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby
(ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (iv) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Shares or (v) the status of the Investor or holder of the Shares as an investor in the Company, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by the Investor which is specifically intended by the
Investor for use in the preparation of any such Registration Statement, preliminary prospectus or prospectus. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights the Investor may have, and any liabilities the Investor may be subject to.

         In  consideration of the Company's  execution and delivery of this
Agreement and the Registration Rights Agreement hereunder and in addition to all of the Investor's other obligations under the Transaction Documents, the
Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the
"INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (i)
any misrepresentation or breach of any representation or warranty made by the
Investor in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (ii) any breach of any covenant, agreement or obligation of the Investor contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby.
To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights the Company may have, and any liabilities the Investor may be subject to.

11.      GOVERNING LAW; MISCELLANEOUS.

         a.       Governing Law. This Agreement shall be governed by and
interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the
State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         b.  Advisory Fee, Legal Fee and Escrow Fee.

                  (i)  Dutchess Advisors, Ltd. is acting in an advisory capacity to the Investor, Dutchess Private Equities Fund, L.P.,
                       and the Company has agreed to pay, as follows, an amount
                       in cash for the advisory services being rendered to that
                       Investor. On each Closing Date the Company shall pay to
                       Dutchess Advisors, Ltd., as part of its advisory fee, an
                       amount equal to three percent (3%) of the Purchase Amount
                       being paid by Dutchess Private Equities Fund, L.P., which
                       amount shall be deducted from the Purchase Amount by the
                       Escrow Agent and paid directly to Dutchess Advisors, Ltd.

                  (ii) The Company shall pay to Investor's counsel, Joseph B.
                       LaRocco, within 5 days of the Execution Date, but not
                       later than the date the registration statement is filed,
                       fifteen thousand dollars ($15,000) for document
                       preparation and review of the registration statement.

                  (iii)The Company shall pay the Escrow Agent for escrow services pursuant  to a separate escrow agreement.

                  (iv) Except as otherwise set forth herein, each party shall pay the fees and  expenses of its advisers,  counsel,
                       accountants and other experts,  if any, and all other
                       expenses incurred by such party incident to the
                       negotiation, preparation, execution, delivery and
                       performance of this Agreement. Any attorneys' fees and
                       expenses incurred by either the Company or by the
                       Investor in connection with the preparation, negotiation,
                       execution and delivery of any amendments to this Agreement or relating to the enforcement of the rights of any party, after the occurrence of any breach of the terms of this
                       Agreement by another party or any default by another
                       party in respect of the transactions  contemplated
                       hereunder, shall be paid on demand by the party which
                       breached the Agreement and/or defaulted, as the case may
                       be. The Company shall pay all stamp and other taxes and
                       duties levied in connection with the issuance of any
                       Securities issued pursuant hereto.

         c.       Counterparts.  This  Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         d.       Headings; Singular/Plural. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Whenever required by the context of this
Agreement, the singular shall include the plural and masculine shall include the feminine.

         e.       Severability. If any provision of this Agreement shall be
invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         f.       Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein
(including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the
Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

         g.       Notices. Any notices or other communications required or
permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

         Hayseed Stephens, President
         Ness Energy International, Inc.
         4201 East Interstate 20
         Willow Park, Texas 76087
         Telephone: (817) 341-1477
         Facsimile:  (817) 598-0440

         and

         Richard Rossi, Esq.
         Law Offices of Richard Rossi, P.A.
         21218 St. Andrews Blvd.
         Boca Raton, FL 33433

         If to the Investor:  At the address set forth in the Questionnaire.

         Joseph B. LaRocco, Esq.
         49 Locust Avenue, Suite 107
         New Canaan, CT 06840
         Telephone: (203) 966-0566
         Facsimile:  (203) 966-0363

         Each party shall provide five (5) days' prior  written  notice to the other party of any change in address or facsimile number.

         h.       No Assignment. This Agreement may not be assigned.

         i.       No Third Party  Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         j.       Survival.  The representations and warranties of the Company and the  Investor  contained  in Sections 2 and 3, the  agreements and covenants set forth in Sections 4 and 5, and the  indemnification  provisions set forth in
Section 10, shall survive each of the Closings. The Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

         k.       Publicity.  The Company and Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with two (2) Trading Day prior written notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Investor without the prior written consent of such
Investor, except to the extent required by law. Investor acknowledges that this
Agreement and all or part of the Transaction Documents may be deemed to be
"material contracts" as that term is defined by Item 601(b)(10) of Regulation
S-B, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities 1933
Act or the 1934 Act. Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

         l.       Further Assurances.  Each party shall do and  perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         m.       Placement  Agent. No placement agent was involved in this
transaction and no fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person or entity, except as disclosed in the Transaction
Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons or entities for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents. The Company shall indemnify and hold harmless the Investor, their employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses incurred in respect of any such claimed or existing fees, as such fees and expenses are incurred.

         n.       No Strict  Construction. The language used in this  Agreement will be deemed to be the language chosen by the parties to express their mutual intent,  and no rules of strict  construction will be applied against any party.

                                      NESS ENERGY INTERNATIONAL, INC.

                                      By: _______________________________
                                           Hayseed Stephens, President

                                      DUTCHESS PRIVATE EQUITIES FUND, L.P.

                                      By: ________________________________
                                           Douglas H. Leighton Managing Member of Dutchess
                                           Capital Management, LLC, General Partner

                             INVESTOR QUESTIONNAIRE

         The information contained in this Questionnaire is being  furnished  in order to determine whether the undersigned's subscription to purchase the
Shares described in this Agreement may be accepted.

         ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED
CONFIDENTIALLY. The undersigned understands, however, that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the Securities is exempt from registration under the 1933 Act, as amended. Further, the undersigned understands that the offering may be required to be reported to the Securities and Exchange Commission, NASDAQ and to various state securities and "blue sky"
regulators.

         IN ADDITION TO SIGNING THE SIGNATURE PAGE, IF REQUESTED BY THE COMPANY,
THE UNDERSIGNED MUST COMPLETE FORM W-9.

I.       PLEASE CHECK EACH OF THE STATEMENTS BELOW THAT APPLIES.

                  1.       The undersigned: (a) has total assets in excess of
                           $5,000,000; (b) was not formed for the specific
                           purpose of acquiring the securities and (c) has its
                           principal place of business in ___________.

                  2.       The  undersigned is a natural  person whose
                           individual net worth* or joint net worth with his or
                           her spouse exceeds $1,000,000.

                  3.       The  undersigned is a natural person who had an
                           individual  income* in excess of $200,000 in each of
                           the two most recent years and who  reasonably expects
                           an individual  income in excess of $200,000 in the
                           current year.  Such income is solely that of the
                           undersigned and excludes the income of the
                           undersigned's spouse.

                  4.       The undersigned is a natural person who, together
                           with his or her spouse,  has had a joint income* in
                           excess of $300,000 in each of the two most recent
                           years and who  reasonably  expects a joint income in
                           excess of $300,000 in the current year.

* For purposes of this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In determining "income", an investor should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to IRA or Keogh retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

                  5.       The undersigned is:

                           (a)      a bank as defined in Section 3(a)(2) of the
                                    1933 Act; or

                           (b)      a savings and loan  association or other
                                    institution as defined in Section  3(a)(5)
                                    (A) of the 1933 Act whether acting in its
                                    individual or fiduciary capacity; or

                           (c)      a broker or dealer registered pursuant to
                                    Section 15 of the 1934 Act;  or

                           (d)      an insurance company as defined in Section
                                    2(13) of the 1933 Act; or

                           (e)      An  investment  company  registered  under
                                    the Investment Company Act of 1940 or a business
                                    development company as defined in Section 2
                                    (a)(48) of the Investment Company Act of
                                    1940; or

                           (f)      a small business investment company licensed
                                    by the U.S. Small Business Administration
                                    under Section 301 (c) or (d) of the Small
                                    Business Investment Act of 1958; or

                  6.       The undersigned is an entity in which all of the
                           equity owners are "accredited investors",  as that
                           term is defined in Rule 501(a)(3) of Regulation D of
                           the 1933 Act.

II.               INVESTOR INFORMATION.

         (a)      IF THE UNDERSIGNED IS AN INDIVIDUAL:

                  Name _________________________________________

                  Street Address __________________________________

                  City, State, Zip Code _____________________________

                  Phone ____________________ Fax _________________

                  Social Security Number  ___________________________

                  Send Correspondence to:
                  _______________________________________________
                  _______________________________________________
                  _______________________________________________

         (b)      IF THE UNDERSIGNED IS NOT AN INDIVIDUAL:

                  Name of Entity __________________________________

                  Person's Name ___________________ Title___________

                  State of Organization ______________________________

                  Principal Business Address _________________________

                  City, State, Zip Code ______________________________

                  Taxpayer Identification Number _____________________

                  Phone ____________________ Fax _________________

                  Send Correspondence to:
                  _______________________________________________
                  _______________________________________________
                  _______________________________________________

                             INVESTOR SIGNATURE PAGE

         Your signature on this Signature Page evidences your agreement to be bound by the  Questionnaire, this  Agreement and Registration Rights Agreement.

(a)
         1.       The undersigned hereby represents that (a) the information contained in the Questionnaire is complete and accurate and (b) the undersigned will notify Ness Energy International, Inc. immediately if any material change in any of the information occurs prior to the acceptance of the undersigned's subscription and will promptly send Ness Energy International, Inc. written confirmation of such change.

         2.       The undersigned  signatory hereby  certifies that he/she has read and understands  this Agreement and  Questionnaire, and the representations made by the undersigned in this Investment Agreement and Questionnaire are true and accurate.

Date: ________________                   DUTCHESS PRIVATE EQUITIES FUND, L.P.

                                         By:_________________________________
                                             Douglas H.  Leighton,
                                             Managing Member of Dutchess Capital Management,
                                             LLC, General Partner

                               COMPANY ACCEPTANCE

This Investment Agreement accepted and agreed to this 23rd day of April, 2002.

NESS ENERGY INTERNATIONAL, INC.

By:_________________________________
Hayseed Stephens, President

                                LIST OF EXHIBITS

EXHIBIT A                           Registration Rights Agreement
EXHIBIT B                           Opinion of Company's Counsel
EXHIBIT C                           Escrow Agreement
EXHIBIT D                           Broker Representation Letter
EXHIBIT E                           Board Resolution
EXHIBIT F                           Put Notice

                                LIST OF SCHEDULES

Schedule 4(a)                 Subsidiaries
Schedule 4(c)                 Capitalization
Schedule 4(e)                 Conflicts
Schedule 4(g)                 Material Changes
Schedule 4(h)                 Litigation
Schedule 4(l)                 Intellectual Property
Schedule 4(n)                 Liens
Schedule 4(t)                 Certain Transactions

                                   SCHEDULE 4a

                                  SUBSIDIARIES

                                      NONE

                                   SCHEDULE 4c

                                 CAPITALIZATION

 As set forth in the Company's filings with the U.S. Securities and Exchange
Commission.

                                   SCHEDULE 4e

                                    CONFLICTS

 NONE TO REPORT, except if any as set forth in the Company's filings with the
U.S. Securities and Exchange Commission.

                                   SCHEDULE 4g

                                MATERIAL CHANGES

                      There are no known material changes.

                                   SCHEDULE 4h

                                   LITIGATION

 NO MATTERS TO REPORT, except as set forth in the Company's filings with the U.S.
Securities and Exchange Commission.

                                   SCHEDULE 4l

                              INTELLECTUAL PROPERTY

 No specific governmental filings, except as set forth in the Company's filings with the U.S. Securities and Exchange Commission.

                                   SCHEDULE 4n

                                      LIENS

 AS TO ALL PROPERTY: as set forth in the Company's filings with the U.S.
Securities and Exchange Commission.

                                   SCHEDULE 4t

                              CERTAIN TRANSACTIONS

 NONE, except as set forth in the Company's filings with the U.S. Securities and
Exchange Commission.

                                    EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of April 23, 2002, by and between NESS ENERGY INTERNATIONAL, INC., a company organized under the laws of State of Washington (the "Company"), and the undersigned investor (the
"Investor").

WHEREAS, In connection with the Investment Agreement by and between the Company and the Investor of even date herewith (the "Investment Agreement"), the Company has agreed to issue to the Investor (i) an indeterminate number of shares of the
Company's common stock, no par value per share (the "Common Stock"), to be purchased pursuant to the Investment Agreement; and

WHEREAS, To induce the Investor to execute and deliver the Investment Agreement, the Company has agreed to provide certain registration rights under the
Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws, with respect to the shares of Common Stock issuable pursuant to the Investment Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained hereinafter and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the
Investor hereby agree as follows:

(b)      1.   DEFINITIONS.

         As used in this Agreement, the following terms shall have the following meanings:

         a.       "Execution Date" means the date this Agreement and the
Investment Agreement are signed by the Company and the Investor.

         b.       "Holder" means the undersigned Investor.

         c.       "Person" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

         d.       "Potential Material Event" means any of the following:  (i)
the possession by the Company of material information not ripe for disclosure in a Registration Statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the Registration Statement would be detrimental to the business and affairs of the Company, or (ii) any material engagement or activity by the
Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a Registration Statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the Registration
Statement would be materially misleading absent the inclusion of such information.

         e.       "Principal Market" means either The American Stock  Exchange,
Inc., The New York Stock  Exchange,  Inc., the Nasdaq National Market,  The
Nasdaq SmallCap Market or the National  Association of Securities  Dealer's, Inc.
OTC electronic  bulletin board whichever is the principal market on which the
Common Stock is listed.

         f.       "Register,"  "Registered," and  "Registration"  refer to a registration  effected by preparing and filing one or more Registration
Statements  in  compliance  with the 1933 Act, and the  declaration  or ordering of  effectiveness  of such  Registration Statement(s) by the United States
Securities and Exchange Commission (the "SEC").

         g.       "Registrable Securities" means the shares of Common  Stock issued or issuable (i) pursuant to the Investment Agreement, and (ii) any shares of capital stock issued or issuable with respect to the such shares of Common
Stock, if any, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, which have not been (x) included in a
Registration Statement that has been declared effective by the SEC or (y) sold under circumstances meeting all of the applicable conditions of Rule 144 (or any similar provision then in force) under the 1933 Act.

         h.      "Registration Statement" means a registration statement of the
Company filed under the 1933 Act.

All capitalized  terms used in this Agreement and not otherwise  defined herein shall have the same meaning  ascribed to them as in the Investment Agreement.

2.       REGISTRATION.

         a.       Mandatory  Registration.  The Company shall  prepare,  and, as soon as practicable file with the SEC a Registration Statement or Registration
Statements (as is necessary) on Form SB-2 (or, if such form is unavailable for such a registration, on such other form as is available for such a registration), covering the resale of all of the Registrable Securities, which
Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon stock splits, stock dividends or similar transactions. The Company shall initially register for resale fifty million (50,000,000) shares of Common Stock which would be issuable on the date preceding the filing of the Registration
Statement based on the closing bid price of the Company's Common Stock on such date and the amount reasonably calculated that represents Common Stock issuable to other parties as set forth in the Investment Agreement. In the event the
Company cannot register sufficient shares of Common Stock, due to the remaining number of authorized shares of Common Stock being insufficient, the Company will use its best efforts to register the maximum number of shares it can based on the remaining balance of authorized shares and will use its best efforts to increase the number of its authorized shares as soon as reasonably practicable.

         b.       The Company shall use its best efforts to have the
Registration Statement(s) filed with the SEC within fifteen (15) calendar days after the date of this Agreement, and declared effective by the SEC within ninety (90) calendar days after the date of this Agreement.

         c.       The Company  agrees not to include any other  securities in this Registration Statement without Investor's prior written consent.
Furthermore, the Company agrees that it will not file any other Registration
Statement for other securities (other than those for existing option holders,
Form S-8 registrations, strategic partners or in connection with a merger or acquisition), until ninety (90) days after the Registration Statement for the
Registrable Securities is declared effective.

         d.       Counsel.  Subject to Section 5 hereof,  in connection with any offering pursuant to this Section 2, the Holder shall have the right to select one legal counsel to administer its interests in the offering. The Company shall reasonably cooperate with any such counsel.

3.       RELATED OBLIGATIONS.

         At such time as the Company is obligated to prepare and file a
Registration Statement with the SEC pursuant to Section 2(a), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, with respect thereto, the Company shall have the following obligations:

         a.       The Company shall use its best efforts to cause such
Registration Statement relating to the Registrable Securities to become effective within ninety (90) days after the date and shall keep such
Registration Statement effective until the earlier of (i) the date as of which the Holders may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) or
(ii) the date on which (A) the Holders shall have sold all the Registrable
Securities and (B) the Investor has no right to acquire any additional shares of
Common Stock under the Investment Agreement respectively (the "Registration
Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         b.       The  Company  shall  prepare  and  file  with the SEC  such amendments (including post-effective amendments) and supplements to a
Registration Statement and the prospectus used in connection with such
Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration
Statement effective during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the Investor thereof as set forth in such Registration Statement. In the event the number of shares of Common Stock available under a Registration Statement filed pursuant to this Agreement is at any time insufficient to cover all of the Registrable
Securities, the Company shall amend such Registration Statement, or file a new
Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable, but in any event within thirty (30) calendar days after the necessity therefor arises (based on the then Purchase Price of the Common Stock and other relevant factors on which the Company reasonably elects to rely), assuming the Company has sufficient authorized shares at that time, and if it does not, within thirty (30) calendar days after such shares are authorized. The
Company shall use it best efforts to cause such amendment and/or new
Registration Statement to become effective as soon as practicable following the filing thereof.

         c.       The Company shall furnish to the Investor whose  Registrable
Securities are included in any Registration Statement and its legal counsel without charge (i) promptly after the same is prepared and filed with the SEC at least one (1) copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, the prospectus included in such Registration
Statement (including each preliminary prospectus) and, with regards to such
Registration Statement(s), any correspondence by or on behalf of the Company to the SEC or the staff of the SEC and any correspondence from the SEC or the staff of the SEC to the Company or its representatives, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such
Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the
Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities.

         d.       The  Company  shall use  reasonable  efforts to (i)  register and qualify the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of such states in the United States as any Holder reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Holder of the receipt by the
Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

         e. As promptly  as  practicable  after  becoming  aware of such  event, the Company shall notify Holder in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, ("Registration Default") and use all diligent efforts to promptly prepare a supplement or amendment to such Registration Statement and take any other necessary steps to cure the Registration Default, (which, if such
Registration Statement is on Form S-3, may consist of a document to be filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the
1934 Act (as defined below) and to be incorporated by reference in the prospectus) to correct such untrue statement or omission, and deliver ten (10)
copies of such supplement or amendment to Holder (or such other number of copies as Holder may reasonably request). Failure to cure the Registration Default within fifteen (15) business days shall result in the Company paying liquidated damages of two percent (2%) of the cost of all Common Stock then held by the
Holder for each thirty (30) calendar day period or portion thereof, beginning on the date of suspension. The Company shall also promptly notify Holder in writing
(i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Holder by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, (iii) of the Company's reasonable determination that a post-effective amendment to a
Registration Statement would be appropriate, (iv) in the event the Registration
Statement is no longer effective or, (v) the Registration Statement is stale for a period of more than five (5) Trading Days as a result of the Company's failure to timely file its financials.

         The Company  acknowledges  that its failure to cure the Registration
Default within fifteen (15) business days will cause the Investor to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty.

         It is the  intention  of the parties  that  interest  payable  under any of the terms of this Agreement shall not exceed the maximum amount permitted under any applicable law. If a law, which applies to this Agreement which sets the maximum interest amount, is finally interpreted so that the interest in connection with this Agreement exceeds the permitted limits, then: (1) any such interest shall be reduced by the amount necessary to reduce the interest to the permitted limit; and (2) any sums already collected (if any) from the Company which exceed the permitted limits will be refunded to the Company. The Investor may choose to make this refund by reducing the amount that the Company owes under this Agreement or by making a direct payment to the Company. If a refund reduces the amount that the Company owes the Investor, the reduction will be treated as a partial payment. In case any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

         f.       The  Company  shall  use its best  efforts  to  prevent  the issuance of any stop order or other suspension of effectiveness of a
Registration Statement, or the suspension of the qualification of any of the
Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Holder of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

         g.       The Company shall permit Holder and a single firm of counsel, designated by the Holder, to review and comment upon a Registration Statement and all amendments and supplements thereto at least seven (7) business days prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects. The Company shall not submit to the SEC a request for acceleration of the effectiveness of a Registration Statement or file with the SEC a Registration Statement or any amendment or supplement thereto without the prior approval of such counsel, which approval shall not be unreasonably withheld.

         h.       At the  request  of any  Holder,  the  Company  shall  cause to be furnished to such Holder, on the date of the effectiveness of a
Registration Statement, an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement.

         i.       The Company  shall make  available  for  inspection  by (i)
any Holder and (ii) one firm of attorneys and one firm of accountants or other agents retained by the Holders (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the"Records"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request;
provided, however, that each Inspector shall hold in strict confidence and shall not make any disclosure (except to a Holder) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

         j.       The Company shall hold in confidence and not make any
disclosure of information concerning a Holder provided to the Company unless (i)
disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Holder and allow such Holder, at the Holder's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

         k.       The Company shall use its best efforts to secure designation and quotation of all the Registrable Securities covered by any Registration
Statement on the Principal Market. If, despite the Company's best efforts, the
Company is unsuccessful in satisfying the preceding sentence, it shall use its best efforts to cause all the Registrable Securities covered by any Registration
Statement to be listed on each other national securities exchange and automated quotation system, if any, on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable
Securities is then permitted under the rules of such exchange or system. If, despite the Company's best efforts, the Company is unsuccessful in satisfying the two preceding sentences, it will use its best efforts to secure the inclusion for quotation on the Nasdaq SmallCap Market for such Registrable
Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of
Securities Dealers, Inc. as such with respect to such Registrable Securities.
The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

         l.       The Company shall cooperate with the Investor to facilitate the timely  preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable  Securities to be offered pursuant to a Registration  Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Holders may reasonably request.

         m.       The Company shall provide a transfer  agent for all the
Registrable  Securities not later than the effective date of the first
Registration Statement filed pursuant hereto.

         n.       If  requested by the Holders,  the Company  shall (i) as soon as reasonably practical incorporate in a prospectus supplement or post-effective amendment such information as such Holders reasonably determine should be included therein relating to the sale and distribution of Registrable
Securities, including, without limitation, information with respect to the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by such Holders.

         o.       The Company shall use its best efforts to cause the
Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable
Securities.

         p.       The Company shall make generally  available to its security holders as soon as reasonably practical, but not later than ninety (90) calendar days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve (12) month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of any Registration Statement.

         q.       The Company shall  otherwise use its best efforts to comply with all applicable  rules and  regulations of the SEC in connection with any registration hereunder.

         r.       Within one (1) business day after the  Registration  Statement which includes Registrable Securities is declared effective by the SEC, the
Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities, with copies to the
Investor, confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit 1.

         s.       At or prior to the date of the first Put Notice (as that term is defined in the Investment Agreement) and at such other times as the Holders may reasonably request, the Company shall cause to be delivered, letters from the Company's independent certified public accountants (i) addressed to the
Holders that such accountants are independent public accountants within the meaning of the 1933 Act and the applicable published rules and regulations thereunder, and (ii) in customary form and covering such financial and accounting matters as are customarily covered by letters of independent certified public accountants delivered to underwriters in connection with public offerings.

         t.       The Company shall take all other reasonable  actions necessary to expedite and facilitate  disposition by the Holders of Registrable Securities pursuant to a Registration Statement.

4.       OBLIGATIONS OF THE HOLDERS.

a. At least five (5) calendar days prior to the first anticipated filing date of a Registration Statement the Company shall notify Holder in writing of the information the Company requires from Holder, if Holder elects to have any of
Holder's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable
Securities of a particular Holder that such Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall reasonably be required to effect the registration of such
Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. Holder covenants and agrees that, in connection with any sale of Registrable Securities by it pursuant to a
Registration Statement, it shall comply with the "Plan of Distribution" section of the current prospectus relating to such Registration Statement.

b. Holder, by such Holder's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder's election to exclude all of such Holder's Registrable Securities from such Registration
Statement.

c. Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e), such Holder will immediately discontinue disposition of
Registrable Securities pursuant to any Registration Statement(s) covering such
Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or the first sentence of 3(e).

5. EXPENSES OF REGISTRATION.

         All reasonable  expenses,  other than  underwriting  discounts and
d in connection with registrations, filings or
qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printing and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company.

6.       INDEMNIFICATION.

         In the event any Registrable Securities are included in a Registration tatement under this Agreement:

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend Holder who holds such Registrable
Securities, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls, any Holder within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the
"1934 Act"), (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys'
fees, amounts paid in settlement or expenses, joint or several (collectively,
"Claims"), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i)
any untrue statement or alleged untrue statement of a material fact in a
Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable
Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Holders and each such controlling person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person expressly for use in connection with the preparation of the Registration
Statement or any such amendment thereof or supplement thereto, if such prospectus were timely made available by the Company pursuant to Section 3(c);
(ii) shall not be available to the extent such Claim is based on (a) a failure of the Holder to deliver or to cause to be delivered the prospectus made available by the Company or (b) the Indemnified Person's use of an incorrect prospectus despite being promptly advised in advance by the Company in writing not to use such incorrect prospectus; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the resale of the Registrable Securities by the Holders pursuant to the
Registration Statement.

b. In connection with any Registration Statement in which a Holder is participating, Holder agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an
"Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any
Violation, in each case to the extent, and only to the extent, that such
Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Holder will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld; provided, further, however, that the Holder shall be liable under this
Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Holder as a result of the sale of Registrable
Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the resale of the Registrable
Securities by the Holders pursuant to the Registration Statement.
Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus were corrected on a timely basis in the prospectus, as then amended or supplemented.

c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding
(including any governmental action or proceeding) involving a Claim, such
Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an
Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such counsel shall be selected by the Holders, if the Holders are entitled to indemnification hereunder, or the
Company, if the Company is entitled to indemnification hereunder, as applicable.
The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or
Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully appraised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the
Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such
Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim. Following indemnification as provided for hereunder, the indemnifying party shall be surrogated to all rights of the Indemnified Party or
Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.       CONTRIBUTION.

         To the extent any  indemnification  by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that:
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 6; (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of
Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.       REPORTS UNDER THE 1934 ACT.

         With a view to making  available to the Holders the benefits of Rule
144  promulgated  under the 1933 Act or any other similar rule or  regulation of the SEC that may at any time  permit  the  Holders to sell  securities  of the  Company  to the public  without registration ("Rule 144"), the Company agrees to:

         a.       make and keep public information available, as those terms are understood and  defined in Rule 144;

         b.       file with the SEC in a timely manner all reports and other documents  required of the Company under the 1933 Act and
                  the 1934 Act so long as the Company  remains  subject to such requirements  (it being  understood  that nothing herein shall limit the Company's  obligations  under Section 5(c) of the
                  Investment  Agreement) and the filing of such reports and
                  other documents is required for the applicable provisions of
                  Rule 144; and

         c.       furnish to the Investor,  promptly upon request, (i) a written statement by the Company that it has complied with the
                  reporting  requirements  of Rule 144, the 1933 Act and the
                  1934 Act, (ii) a copy of the most recent  annual or quarterly report of the Company and such other reports and documents so filed by the Company,  and (iii) such other information as may be reasonably  requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

9.       NO ASSIGNMENT OF REGISTRATION RIGHTS.

         The rights under this Agreement shall not be assignable.

10.      AMENDMENT OF REGISTRATION RIGHTS.

         Provisions  of this  Agreement  may be amended  only with the written consent of the Company and Holders.  No such  amendment shall be effective to the extent that it applies to less than all of the Holders of the Registrable
Securities.

11.      MISCELLANEOUS.

a. A Person is deemed to be a Holder of Registrable Securities whenever such
Person owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such
Registrable Securities.

b. Any notices other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one
(1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

         Hayseed Stephens, President
         Ness Energy International, Inc.
         4201 East Interstate 20
         Willow Park, Texas 76087
         Telephone: (817) 341-1477
         Facsimile:  (817) 598-0440

and

         Richard Rossi, Esq.
         Law Offices of Richard Rossi, P.A.
         21218 St. Andrews Blvd.
         Boca Raton, FL 33433

         If to the Investor:

         At the address listed in the Questionnaire.

With a copy to:

         Joseph B. LaRocco, Esq.
         49 Locust Avenue, Suite 107
         New Canaan, CT 06840
         Telephone: (203) 966-0566
         Facsimile:  (203) 966-0363

         Each party shall  provide  five (5) business  days prior  notice to the other party of any change in address,  phone number or facsimile number.

c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. The laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions shall be governed by and interpreted in accordance with the laws of the State of
Delaware without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this
Agreement in any other jurisdiction.

e. This Agreement and the Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.
There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.

f. This Agreement and the Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all the parties had prepared the same.

h. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

IN WITNESS WHEREOF,  the parties have caused this Registration  Rights Agreement to be duly executed as of the day and year first above written.

                              NESS ENERGY INTERNATIONAL, INC.

                              By:_________________________________
                                   Hayseed Stephens, President

                              DUTCHESS PRIVATE EQUITIES FUND, L.P.

                              By:_________________________________
                                   Douglas H. Leighton, Managing Member of
                                                        Dutchess Capital Management,
                                                        LLC, General Partner

                                    EXHIBIT 1

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

                                                               Date: __________
[TRANSFER AGENT]

Re:      NESS ENERGY INTERNATIONAL, INC.

Ladies and Gentlemen:

We are counsel to Ness Energy International, Inc., a Washington corporation (the
"Company"), and have represented the Company in connection with that certain
Investment Agreement (the "Investment Agreement") entered into by and among the
Company and _________________________ (the "Investor") pursuant to which the
Company has agreed to issue to the Investor shares of the Company's common stock, no par value per share (the "Common Stock") on the terms and conditions set forth in the Investment Agreement. Pursuant to the Investment Agreement, the
Company also has entered into a Registration Rights Agreement with the Investor
(the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the
Registration Rights Agreement), including the shares of Common Stock issued or issuable under the Investment Agreement, under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the
Registration Rights Agreement, on January ___, 2002, the Company filed a
Registration Statement on Form SB-2 (File No. 333-________) (the "Registration
Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names the Investor as a selling shareholder thereunder.

In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the
Registration Statement effective under the 1933 Act at [enter the time of effectiveness] on [enter the date of effectiveness] and to the best of our knowledge, after telephonic inquiry of a member of the SEC's staff, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable
Securities are available for resale under the 1933 Act pursuant to the
Registration Statement.

                                                 Very truly yours,

                                                 [Company Counsel]

                                                 By:      ____________________

cc:      [Investor]

                                    EXHIBIT B

                          OPINION OF COMPANY'S COUNSEL

                                    EXHIBIT C

                                ESCROW AGREEMENT

THIS ESCROW AGREEMENT ("Agreement") is made as of April 23, 2002 by and between
Ness Energy International, Inc., a Washington corporation (the "Company"), the undersigned investor (the "Investor") and Joseph B. LaRocco, Esq., with an office at 49 Locust Avenue, Suite 107, New Canaan, CT 06840 (the "Escrow
Agent").

                              W I T N E S S E T H:

WHEREAS, Company will be selling shares of its common stock (the "Shares"), to
Investor upon terms as set forth in the Investment Agreement and related documents (the "Transaction Documents") entered into by the Company and
Investor; and

WHEREAS, Company and Investor have requested that the Escrow Agent hold the
Shares and funds ("Funds") being used to purchase the Shares in escrow pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1
                               TERMS OF THE ESCROW

          The parties  hereby agree to have Joseph B.  LaRocco,  Esq. act as
Escrow  Agent  whereby the Escrow Agent shall  receive the Shares and Funds in escrow and  distribute  the same as set forth in this  Agreement.  Any capitalized  terms not defined herein shall have the meaning ascribed to them in the Transaction Documents.

1.2 Prior to or on each Put Notice Date, the Company shall deliver to the Escrow
Agent certificates representing the Shares to be issued to the Investor. The number of Shares to be delivered to the Escrow Agent shall be the result of the
Put Amount divided by the ninety-six percent (96%) of the average of the three
(3) lowest closing bid prices of the Company's common stock during the prior twenty (20) Trading Days. On or before each Closing Date the Investor shall deliver to the Escrow Agent the Purchase Price to be paid for such Shares (after receipt of confirmation of delivery of such Shares), determined as aforesaid, by wire transfer. In the alternative to physical delivery of certificates for
Common Stock to the Escrow Agent, if delivery of the Shares may be effectuated by electronic book-entry through The Depository Trust Company ("DTC"), then delivery of the Shares pursuant to such purchase shall, unless requested otherwise by such Investor, settle by book-entry transfer through DTC by the Put
Notice Date. The parties agree to coordinate with DTC to accomplish this objective. In addition, each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered by either of them to the Escrow Agent pursuant to the Investment Agreement at or prior to each
Closing.

1.3 Prior to each Closing Date the Investor shall wire to the Escrow Agent that amount necessary to purchase the Shares on the Closing Date as required by the
Transaction Documents (the "Purchase Amount").

1.4 On each Closing Date the Escrow Agent shall forward the Shares being purchased to the Investor, per Investor's written instructions, and wire the amount necessary to purchase the Shares, pursuant to the Transaction Documents, to the Company, per the Company's written instructions. Subject to the conditions set forth in Transaction Documents, following the Investor's receipt of a validly delivered Put Notice, the Investor shall be required to purchase from the Company during the related Pricing Period that number of Shares having an aggregate Purchase Price equal to the lesser of (i) fifteen percent (15%), or up to twenty percent (20%) in the Company's sole discretion and pursuant to written notice, of the aggregate daily U.S. trading volume (excluding block trades of fifty thousand (50,000) or more) during the applicable Pricing Period times (x) 96% of the average of the three (3) lowest bid prices of the Company's
Common Stock during the specified Pricing Period or (ii) the Put Amount set forth in the Put Notice, but only if said Shares bear no restrictive legend, are not subject to stop transfer instructions and are being held in escrow, pursuant to Section 2(h),  prior to the  applicable  Closing Date. The Escrow Agent shall deduct from the Funds he receives  in escrow from the  Investor on each  Closing
Date $500 as an escrow fee.

1.5 Intentionally deleted.

1.6 If the Escrow Agent does not have the exact number of Shares to send
Investor, because of the denominations of the various Share certificates, the parties will resolve the matter accordingly.

1.7 This Agreement may be altered or amended only with the written consent of all of the parties hereto. Should Company attempt to change this Agreement in a manner which, in the Escrow Agent's discretion, shall be undesirable, the Escrow
Agent may resign as Escrow Agent by notifying Company and Investor in writing.
In the case of the Escrow Agent's resignation or removal pursuant to the foregoing, his only duty, until receipt of notice from Company and Investor that a successor escrow agent has been appointed, shall be to hold and preserve the
Shares and Funds that are in his possession. Upon receipt by the Escrow Agent of said notice from Company and Investor of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the
Shares and Funds, the Escrow Agent shall promptly thereafter transfer all of the
Shares and Funds that he is still holding in escrow, to said successor escrow agent. Immediately after said transfer of the Shares and Funds, the Escrow Agent shall furnish Company and Investor with proof of such transfer. The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from Company or Investor after notice of resignation or removal has been given.

1.8 The Escrow Agent shall be reimbursed by Company and Investor for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel, upon whose advice the Escrow Agent may rely. The Escrow Agent shall not be liable for any action taken or omitted by him in good faith and in no event shall the
Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct. The Escrow Agent has made no representations or warranties to the Company in connection with this transaction. The Escrow
Agent has no liability hereunder to either party other than to hold the Shares and Funds received by the Investor and to deliver them under the terms hereof.
Each party hereto agrees to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement or the investment being made by Investor. The Company acknowledges and represents that it is not being represented in a legal capacity by Joseph B. LaRocco, and has had the opportunity to consult with its own legal advisors prior to the signing of this Agreement. The Company acknowledges that the Escrow Agent is not rendering securities advice to the Company with respect to this proposed transaction. The Escrow Agent has acted as legal counsel for the Investor and may continue to act as legal counsel for the Investor, from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Company consents to the Escrow Agent acting in such capacity as legal counsel for the Investor and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company understands that the Investor and
Escrow Agent are relying explicitly on the foregoing provisions contained in this Section 1.8 in entering into this Agreement.

1.9 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the
Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

1.10 The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

1.11 The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

1.12 If the Escrow Agent reasonably requires other or further documents in connection with this Agreement, the necessary parties hereto shall join in furnishing such documents.

1.13 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the
Funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (a) to retain in the Escrow
Agent's possession without liability to anyone all or any part of said documents or the Funds until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (b) to deliver the Funds and any other property and documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the State of Connecticut in accordance with the applicable procedure therefor.

                                    ARTICLE 2
                                  MISCELLANEOUS

2.1 No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

2.2 This Agreement shall not be assignable.

2.3 This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

2.4 Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

2.5 The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance of the laws of the
State of Connecticut. The parties agree that any dispute arising under or with respect to or in connection with this Agreement, whether during the term of this
Agreement or at any subsequent time, shall be resolved fully and exclusively by binding arbitration in accordance with the commercial rules then in force of the
American Arbitration Association with the proceedings taking place in Stamford,
Connecticut before a panel of three (3) arbitrators.

2.6 Any notice required or permitted hereunder shall be given in manner provided in the Section headed "NOTICES" in the Transaction Documents, the terms of which are incorporated herein by reference.

2.7 By signing this Agreement, the Escrow Agent becomes a party hereto only for the purpose of this Agreement; the Escrow Agent does not become a party to the
Transaction Documents.

2.8 Each party acknowledges and agrees that this Agreement shall not be deemed prepared or drafted by any one party. In the event of any dispute between the parties concerning this Agreement, the parties agree that any rule of construction, to the effect that any ambiguity in the language of the Agreement is to be resolved against the drafting party, shall not apply.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the  date first above written.

                                         NESS ENERGY INTERNATIONAL, INC.

                                         By:_________________________________
                                              Hayseed Stephens, President

                                         DUTCHESS PRIVATE EQUITIES FUND, L.P.

                                         By:_________________________________
                                              Douglas H. Leighton, Managing
                                              Member of Dutchess Capital Management,
                                              LLC, General Partner

                                         JOSEPH B. LAROCCO, ESCROW AGENT

         _________                       By:_________________________________
         _________                            Joseph B. LaRocco, Esq.

                                    EXHIBIT D

                              [BROKER'S LETTERHEAD]

Via Facsimile

Date

Attention:
______________________
______________________
______________________

Re: NESS ENERGY INTERNATIONAL, INC.

Dear __________________:

It is our understanding that the Form SB-2 Registration Statement bearing SEC
File Number ( ___-______) filed by Ness Energy International, Inc. on _____, 200__
was declared effective on _________, 200__.

This letter shall confirm that ______________  shares of the common stock of
Ness Energy  International,  Inc. are being sold on behalf of __________________
and that we shall comply with the prospectus delivery  requirements set forth in that Registration  Statement by filing the same with the purchaser.

If you have any questions please do not hesitate to call.

Sincerely,

cc:  Joseph B. LaRocco, Esq.

                                    EXHIBIT E

                                BOARD RESOLUTION

                                    EXHIBIT F

                              PUT NOTICE NO. ______

Ness Energy International, Inc., a Washington corporation (the "Company"), hereby  elects to exercise its right  pursuant to the Investment Agreement to
require Investor to purchase shares of its common stock.   The Company hereby
certifies that:

1.       The Put Amount is: $_______________.

2.       The Pricing Period runs from ____________________ to ____________________.

3.       The current number of shares of common stock issued and outstanding as of _____________ are __________________________.

4.       Ninety-six  percent  (96%) of the  average of the three (3) lowest bid prices of the Company's Common Stock during the five (5) Trading Days of the specified Pricing Period Days of the ("Ave. 3 Lowest") is as follows:

Ave. 3 Lowest            x    96%  =    Purchase Price  x  (15% of Volume)  =    Total
___________       x    96%   =      __________    x  _____________   =  $__________
___________                x    96%   =     __________    x  _____________   =  $__________
___________                x    96%   =     __________    x _____________    =  $__________
___________                x    96%   =     __________    x  _____________   =  $__________
___________                x    96%   =     __________    x  _____________   =  $__________
GRAND TOTALS             _____________*    $____________**

Number of Shares being Purchased (total of 15% volume column) _____________*

Aggregate Purchase Price of Shares $__________________**

                                Less Escrow Fee - __________________

                           Advisory Fee - ___________________

      Amount to be wired to Company

Note: The fifteen  percent (15%) may be increased up to twenty  percent (20%) in the Company's sole  discretion and pursuant to written notice,

                                            NESS ENERGY INTERNATIONAL, INC.

                                           By: ________________________
                                           Name: _____________________
                                           Title: ______________________